EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-128584 of Admiralty Holding Company on Form SB-2 of our report dated April 10, 2006, related to the audit of the consolidated financial statements of Admiralty Holding Company. as of December 31, 2005 and 2004, and for the years then ended, and the inception period from April 15, 1988 to December 31, 2005 appearing in this Annual Report on Form 10-KSB of Admiralty Holding Company.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia April 10, 2006